          As filed with the Securities and Exchange Commission on April 14, 1998
                                                      Registration No. 333-43551
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          Maine                          6120                    01-0437984
------------------------       -------------------------     -------------------
 (State or other juris-            (Primary Standard          (I.R.S. Employer
diction of incorporation       Industrial Classification     Identification No.)
    or organization)                   Code No.)

                                  P.O. Box 9540
                               One Portland Square
                           Portland, Maine 04112-9540
                                 (207) 761-8500
     -----------------------------------------------------------------------
     (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                 William J. Ryan
                 Chairman, President and Chief Executive Officer
                     Peoples Heritage Financial Group, Inc.
                                  P.O. Box 9540
                               One Portland Square
                           Portland, Maine 04112-9540
                                 (207) 761-8500
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 with a copy to:


                           Gerard L. Hawkins, Esq.
                           Elias, Matz, Tiernan & Herrick L.L.P.
                           734 15th Street, N.W.
                           Washington, D.C. 20005
                           (202) 347-0300

                                     PART II


Deregistration of Securities:

The Registrant hereby deregisters 417,728 shares of common stock, par value $.01 per share, and related preferred stock purchase rights (collectively, the "Common Stock") out of 16,815,868 shares of Common Stock previously registered. The shares of Common Stock deregistered hereby were not issued in connection with the Registrant's recently-completed acquisition of CFX Corporation. An aggregate of approximately 16,398,140 shares of Common Stock are issuable in exchange for the outstanding shares of common stock of CFX Corporation.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine on the 13th day of April 1998.


PEOPLES HERITAGE FINANCIAL GROUP, INC.



By: /s/ Peter J. Verrill
    -------------------------------------------------
    Peter J. Verrill
    Executive Vice President, Chief Financial Officer
       and Treasurer



/s/ Robert P. Bahre*                               Date: April 13, 1998
------------------------------
Robert P. Bahre
Director



/s/ Everett W. Gray*                               Date: April 13, 1998
------------------------------
Everett W. Gray
Director



/s/ Andrew W. Greene*                              Date: April 13, 1998
------------------------------
Andrew W. Greene
Director



/s/ Katherine M. Greenleaf*                        Date: April 13, 1998
------------------------------
Katherine M. Greenleaf
Director





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

/s/ Dana Levenson*                                 Date: April 13, 1998
------------------------------
Dana Levenson
Director



/s/ Robert A. Marden, Sr.*                         Date: April 13, 1998
------------------------------
Robert A. Marden, Sr.
Vice Chairman



/s/ Malcolm W. Philbrook, Jr.*                     Date: April 13, 1998
------------------------------
Malcolm W. Philbrook, Jr.
Director


/s/ Pamela P. Plumb*                               Date: April 13, 1998
------------------------------
Pamela P. Plumb
Vice Chairman


/s/ William J. Ryan*                               Date: April 13, 1998
------------------------------
William J. Ryan
Chairman, President and Chief
 Executive Officer
(principal executive officer)


/s/ Curtis M. Scribner*                            Date: April 13, 1998
------------------------------
Curtis M. Scribner
Director


/s/ Davis P. Thurber*                              Date: April 13, 1998
------------------------------
Davis P. Thurber
Director


/s/ Paul R. Shea*                                  Date: April 13, 1998
------------------------------
Paul R. Shea
Director




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


/s/ John E. Veasey*                                Date: April 13, 1998
------------------------------
John E. Veasey
Director


/s/ Peter J. Verrill                               Date: April 13, 1998
------------------------------
Peter J. Verrill
Executive Vice President, Chief
  Financial Officer and Treasurer
  (principal financial and accounting officer)




-------------------------
  *  By Peter J. Verrill, Attorney-in-fact




                                      II-4